EXHIBIT 21

SUBSIDIARIES OF SNYDER'S-LANCE, INC.

Name of Subsidiary	State/Province of Incorporation

Lanhold Investments, Inc. (1)	Delaware
Tamming Foods Ltd. (2)	Ontario
S-L Snacks Real Estate, Inc. (1)	Pennsylvania
S-L Snacks National, LLC (3)	North Carolina
S-L Distribution Company, Inc.(3)	Delaware
Michaud Distributors (10)	Maine
SOH Transportation, LLC (4)	Pennsylvania
S-L Routes, LLC (4)	Pennsylvania
Snyder's of Delaware, Inc. (4)	Delaware
Patriot Snacks Real Estate, LLC (9)	Delaware
S-L Snacks IN, LLC (5)	North Carolina
S-L Snacks PN, LLC (5)	North Carolina
S-L Snacks NC, LLC (6)	North Carolina
S-L Snacks GA, LLC (6)	North Carolina
S-L Snacks FL, LLC (5)	North Carolina
S-L Snacks MA, LLC (5)	North Carolina
S-L Snacks PA, LLC (5)	North Carolina
S-L Snacks AZ, LLC (5)	North Carolina
S-L Snacks Private Brands, LLC (5)	North Carolina
S-L Logistics, LLC (5)	North Carolina
S-L Snacks OH, LLC (5)	North Carolina
S-L Snacks TX, LLC (5)	North Carolina
S-L Snacks IA, LLC (8)	North Carolina
Snack Factory Holding, Inc. (5)	Delaware
Princeton Vanguard, LLC (11)	Delaware
Snack Factory, LLC (11)	New Jersey
SOH Capital, LLC (7)	Pennsylvania
George Greer Co., Inc (4)	Rhode Island
Thompson Distributing, Inc. (3)	Missouri

(1) Snyder's-Lance, Inc. owns 100% of the outstanding voting equity securities.
(2) Subsidiary of Lanhold Investments, Inc., which owns 100% of the outstanding voting equity securities.
(3) Subsidiary of S-L Snacks Real Estate, Inc. which owns 100% of the outstanding voting equity securities.
(4) Subsidiary of S-L Distribution Company, Inc which owns 100% of the outstanding voting equity securities.
(5) Subsidiary of S-L Snacks National, LLC which owns 100% of the outstanding voting equity securities.
(6) Subsidiary of S-L Snacks PN, LLC which owns 100% of the outstanding voting equity securities.
(7) Subsidiary of S-L Snacks PA, LLC which owns 100% of the outstanding voting equity securities.
(8) Subsidiary of S-L Snacks Private Brands, LLC which owns 100% of the outstanding voting equity securities.
(9) Subsidiary of S-L Distribution Company, LLC which owns 51% of the outstanding voting equity securities.
(10) Subsidiary of S-L Snacks Real Estate, Inc. which owns 80% of the outstanding voting equity securities.
(11) Subsidiary of Snack Factory Holding, Inc. which owns 100% of the outstanding voting equity securities.